EXHIBIT 99.9
[Form of Proxy Card]

PLEASE VOTE TODAY!

SEE REVERSE SIDE FOR THREE EASY WAYS TO VOTE.

Ú TO VOTE BY MAIL PLEASE DETACH HERE Ú---
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF SAGE, INC.
FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON                         , 2002

         The undersigned stockholder of SAGE, INC., a Delaware corporation (“Sage”), hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Joint Proxy Statement/Prospectus, each dated                         , 2001, and hereby names, constitutes and appoints Simon P. Westbrook and                 , or any one of them, as proxies, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of Sage, to be held on                         , 2002, at             a.m. local time, at Sage’s Headquarters, at 1601 McCarthy Boulevard, Milpitas, California, and at any adjournment or adjournments thereof, and to vote all shares of stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth below, all in accordance with and as more fully described in the accompanying Notice of Special Meeting of Stockholders and Joint Proxy Statement/Prospectus. The undersigned hereby revokes any proxy previously given with respect to such shares.

THIS PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS, WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE PROPOSAL SET FORTH BELOW.

         Proposal:    To approve and adopt the Agreement and Plan of Merger and Reorganization, dated as of September 27, 2001, by and between Genesis Microchip and Sage and to approve the merger described therein. Prior to the merger, Genesis Microchip will effectively convert from a Nova Scotia company to a Delaware corporation, which we refer to as Genesis Microchip Delaware. Pursuant to the merger agreement, a wholly owned subsidiary of Genesis Microchip Delaware will be merged into Sage and Sage will survive the merger as a wholly owned subsidiary of Genesis Microchip Delaware.

☐ FOR ☐ AGAINST ☐ ABSTAIN

In their discretion, the proxies are authorized to vote by the undersigned upon such other business as may properly come before the special meeting or any adjournment or postponement thereof.

YOUR VOTE IS IMPORTANT

Please take a moment now to vote your shares of Sage, Inc.
for the upcoming Special Meeting of Stockholders

YOU CAN VOTE TODAY IN ONE OF THREE WAYS

1.
Vote by Telephone—You will be asked to enter the Control Number below. Then, if you wish to vote as recommended by the Sage board of directors, simply press 1. If you do not wish to vote as the Sage board of directors recommends, you need only respond to a few simple prompts. Your vote will be confirmed and cast as you directed. (Telephone voting is available for residents of the U.S. and Canada only.)

Call toll-free at 1-(to be provided) on a touch-tone telephone	Your Control Number is:

OR
2.	Vote by Internet—Access https://www.(to be provided) enter the Control Number shown above and respond to a few simple prompts.

You may vote by telephone or Internet 24 hours a day, 7 days a week.
Your telephone or Internet vote authorizes the named proxies in the same manner as if you had executed a proxy card.

OR

3.
Vote by Mail—If you do not have access to a touch-tone telephone or to the Internet, please complete, sign, date and return the proxy card in the envelope provided to: Sage, Inc. c/o Innisfree M&A Incorporated, FDR Station, P.O. Box 5154, New York, NY 10126-2375.

Ú TO VOTE BY MAIL PLEASE DETACH HERE Ú
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

[PROXY SIGNATURE PAGE]

Name of Stockholder

Authorized Signature

Name of Authorized Signatory (if different from Name of Stockholder)

Title of Authorized Signatory (if Stockholder is not an individual)

Date:

This Proxy should be marked, dated and signed by the stockholder(s), and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY, USING THE ENCLOSED ENVELOPE.